EXHIBIT 2.1

                                STATE OF NEVADA

                                 OFFICE OF THE
                               SECRETARY OF STATE

                                 CERTIFIED COPY

                                                                  April 16, 2008

JOB NUMBER:             C20080416-1593
REFERENCE NUMBER:
EXPEDITE:
THROUGH DATE:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

DOCUMENT NUMBER(S)      DESCRIPTION                             NUMBER OF PAGES
20080262166-13          Merge In                                6 Pages/1 Copies




[SEAL]                                       Respectfully,

                                             /s/ Ross Miller
                                             ROSS MILLER
                                             Secretary of STate

                                        By:  /s/ signature

                                             Certification Clerk


                         Commerical Recording Division
                              202 N. Carson Street
                         Carson City, Nevada 89701-4069
                            Telephone (775) 684-5708
                               Fax (775) 684-7138

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ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

                                    Filed in the office of |Document Number
                                    /s/ Ross Miller        |20080262166-13
                                    Ross Miller            |Filing Date and Time
                                    Secretary of State     |04/16/2008 12:53 PM
                                    State of Nevada        |Entity Number
                                                           |E0242962008-8
+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 1
+-------------------------+

                (Pursuant to Nevada Revised Statutes Chapter 92A0
                            (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [_] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

American Environmental Energy, Inc.

Name of merging entity
        Minnesota                               corporation
        Jurisdiction                            Entity type*

Name of merging entity

and

American Environmental Energy, Inc.

Name of surviving entity

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 2
+-------------------------+


2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1.90):

3) (Choose one)
   [X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200)

   [_] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity)(if there are more than four merging entities, check box [_] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

        American Environmental Energy, Inc., a Minnesota corporation Name of merging entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 3
+-------------------------+



(b) The plan was approved by the required consent of the owners of:


        Name of merging entity, if applicable

        and, or;

        American Environmental Energy, Inc., a Nevada corporation
        Name of surviving entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 4
+-------------------------+



(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

         The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

        Name of merging entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 5
+-------------------------+



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available (NRS 92A.200):



6) Location of Plan of Merger

        [_] (a) The entire plan of merger is attached:

or

        [X] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200)


7) Effective date (optional)

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz


+-------------------------+
    ARTICLES OF MERGER
(Pursuant to NRS 92A.200)
        Page 6
+-------------------------+



8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box [_] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.)


American Environmental Energy, Inc., a Minnesota corporation
Name of merging entity

/s/ Randy Drew                  President               4-16-08
--------------------------      Title                   Date
Signature


American Environmental Energy, Inc., a Nevada corporation
Name of surviving entity

/s/ Randy Drew                  President               4-16-08
-------------------------       Title                   Date
Signature

                               ARTICLES OF MERGER

                                       AND

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of April 16, 2008 (the Agreement"), between American Environmental Energy, Inc., a Minnesota corporation (the "Corporation"), and American Environmental Energy, Inc., a Nevada corporation (the "Subsidiary").

                                   WITNESSETH:

      WHEREAS, the Subsidiary desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Corporation by means of a merger of the Corporation with and into the Subsidiary, with the Subsidiary being the surviving corporation (the "Merger");

WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Corporation;

WHEREAS, Section 92A.190 of the Nevada Revised Statutes ("Nevada Law") and
Section 302A.601 of the Minnesota Statutes ("Minnesota Law"), authorize the merger of a Minnesota corporation into a Nevada corporation;

WHEREAS, the Subsidiary shall be the surviving entity (the "Surviving Corporation") and continue its existence as a Nevada corporation; and

WHEREAS, the Board of Directors of the Corporation and the Board of Directors and shareholders of the Subsidiary have approved this Agreement and the consummation of the Merger, and

WHEREAS, Pursuant to Section 302/(6)1..613 Subd. 3 of the Minnesota Statutes, approval of the shareholders of the Corporation is not required,

NOW THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01. THE MERGER.

      (a) At the Effective Time (as defined below), the Corporation shall be merged, the separate existence of the Corporation shall cease and the Surviving Corporation shall be the surviving entity and continue its existence as a Nevada corporation.

      (b) The Merger shall become effective on the date that an official form Certificate of Merger with respect to the Merger is accepted for filing by the Office of the Secretary of State of Nevada (the "Effective Time") and all other filings or recordings required by the Nevada Revised Statutes and the Minnesota Statutes in connection with the Merger are made.


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SECTION 1.02. MERGER CONSIDERATION.

      At the Effective Time, each share of common stock, par value $0.001 per share of the Corporation which shall be issued and outstanding immediately prior to the Effective Time shall be converted into 1 issued and outstanding shares of common stock, par value $0.001 per share of the Surviving Corporation, and from and after the Effective Time, the holders of all said issued and outstanding shares of stock of the Corporation shall automatically become holders of shares of the Surviving Corporation, whether or not eurtificates representing said shares are then issued and delivered.

                                   ARTICLE II
                            ME SURVIVING CORPORATION

      SECTION 2.01. BYLAWS: CERTIFICATE OF INCORPORATION. The articles of incorporation of the Subsidiary, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation unless and until thereafter amended in accordance with its terms and applicable law. The By-laws of the Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation unless and until thereafter amended in accordance with applicable law.

      SECTION 2.02 COMPLIANCE WITH 302A.613 SUBD. 3 OF THE MINNESOTA STATUTES

            (a) The articles of incorporation of the Subsidiary! Surviving Corporation are now and, immediately following the Effective Time, shall remain, identical in content to those of the Corporation.

            (b) Immediately following the Effective Time, each holder of shares of the Corporation that were outstanding immediately before the Effective Time will hold the same number of shares with identical rights.

            (c) Immediately following the Merger, no additional shares, additional rights to receive or purchase shares, or any other additional securities of the Subsidiary or the Corporation shall be outstanding.

      At the Effective Time, the name of the Surviving Corporation shall be American Environmental Energy, Inc.

        SECTION 2.03 COMPLIANCE WITH 302A.651 SUBD, 4 OF THE MINNESOTA STATUTES

            (a) The Surviving Corporation agrees to be served with process in this state in a proceeding for the enforcement of an obligation of a constituent organization and in a proceeding for the enforcement of the rights of a dissenting shareholder, if any, of a constituent corporation against the Surviving Corporation.

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            (b) The Surviving Corporation hereby appoints the Secretary of State as its agent to accept service of process in any proceeding. The address to which process may be forwarded is as follows:

                American Environmental Energy, Inc.
                c/o Nevada Agency and Trust Company
                50 West Liberty Street, Suite 880
                Reno, NV 89501

            (c) The Surviving Corporation agrees that it will promptly pay to the dissenting shareholders, if any, of each domestic constituent corporation the amount, if any, to which they are entitled under section 302A.473 of the Minnesota Statutes.

                                   ARTICLE III

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

      SECTION 3.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, the Subsidiary shall continue in existence as the Surviving Corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Corporation, and all of the assets and property of whatever kind and character of the Corporation shall vest in the Surviving Corporation without further act or deed; thereafter, the Surviving Corporation, shall be liable for all of the liabilities and obligations of the Corporation, and any claim or judgment against the Corporation may be enforced against the Surviving Corporation in accordance with the Nevada Law and the Minnesota. Law.

      SECTION 3.02. FURTHER ASSURANCES. If at any time the Subsidiary shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the Corporation, or otherwise to carry out the provisions hereof; the proper representatives of the Corporation as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest., perfect or convey title to such property or right in the Surviving Corporation, and otherwise to carry out the provisions hereof

                                   ARTICLE IV

                                  MISCELLANEOUS

      SECTION 4.01. AUTHORIZED PERSON. Randy Drew, the President, Chief Executive Officer, Treasurer and Secretary of the Corporation, shall be authorized, at such time in his sole discretion as he deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Corporation any and all documents and instruments including, without limitation, the certificate of incorporation of the Surviving Corporation and the Certificate of Merger, and shall do and perform any and all ACTS required by applicable law which the Surviving Corporation deems necessary or advisable, in order to effectuate the Merger.

      SECTION 4.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

      SECTION 4.03. AMENDMENTS; NO WAIVERS.

            (a) Any provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Corporation and the Subsidiary.

            (b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 4.04. INTEGRATION. All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Subsidiary and the Corporation, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Subsidiary and the Corporation with respect to the subject . matter hereof.

      SECTION 4.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto,

      SECTION 4.06. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Nevada, without reference to principles of conflicts of law.

      SECTION 4.07. COUNTERPARTS!. EFFECTIVENESS, This Agreement may be signed in ally number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each pasty hereto shall have received the counterpart hereof signed by the other party hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 16th day of April, 2008.


                                AMERICAN ENVIRONMENTAL ENERGY, INC., a
                                Minnesota corporation


                                By: /s/ Randy Drew
                                    --------------------------------------------
                                Randy Drew, President, CEO and sole board member



                                AMERICAN ENVIRONMENTAL ENERGY, INC., a
                                Nevada corporation


                                By: /s/ Randy Drew
                                    --------------------------------------------
                                Randy Drew, President, CEO and sole board member



                                                              STATE OF MINNESOTA
                                                             DEPARTMENT OF STATE
                                                                           FILED

                                                                     APR 23 2008